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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report dated as of June 30, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about February 1, 2001.

                                            /s/  RYDER SCOTT COMPANY, L.P.
                                            ------------------------------------
                                            RYDER SCOTT COMPANY, L.P.

January 31, 2001
Houston, Texas